UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 2, 2011

Emmaus Life Sciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code    310-214-0065

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 2, 2011, EFP Rotenberg LLP (“EFP”), the auditors for Emmaus Life Sciences, Inc. (the “Company”), notified the Company that the financial statements as of and for the year ended December 31, 2010, the three months ended March 31, 2011 and the six months ended June 30, 2011 should no longer be relied upon due to an accounting error in such financial statements.

As reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2011, EFP Rotenberg LLP previously had informed the Company on September 23, 2011 that its previously issued financial statements for the above-referenced periods should no longer be relied upon due to an accounting error in such financial statements.  As a result, the Company restated its financials statements for such periods to report its deferred tax assets and liabilities related to unrealized gain on available-for-sale securities (the “Initial Restatements”).  After further analysis, EFP notified the Company that the Initial Restatements to record the change in the deferred tax asset valuation allowance as a tax benefit were incorrect.  Because the change in the valuation allowance is associated with deferred tax recorded for unrealized holding gain on securities available-for-sale, the proper treatment is to record the change in the valuation allowance in other comprehensive income as reported prior to the Initial Restatements.  Accordingly, the Company has restated the consolidated financial statements in the Initial Restatements for the above-referenced periods to properly record the tax impacts associated with the available-for-sale securities in other comprehensive income (the “Second Restatements”).  As a result of the Second Restatements, the consolidated financial statements as of and for the year ended December 31, 2010, the three months ended March 31, 2011 and the six months ended June 30, 2011 are identical to those reported by the Company prior to the Initial Restatements.

The effect of the Second Restatements on results of operations and financial position as of and for the year ended December 31, 2010, the three months ended March 31, 2011 and the six months ended June 30, 2011 were as follows:

December 31, 2010

	As initially reported	As Restated by Initial Restatement	As Restated by Second Restatement
Deferred tax asset	$-	$217,029	$-
Total current assets	2,096,860	2,313,889	2,096,860
Total assets	2,692,327	2,909,356	2,692,327
Deferred tax liability	-	217,029	-
Total liabilities	1,081,026	1,298,055	1,081,026
Income taxes (benefit)	4,304	(212,725)	4,304
Unrealized holding gain on securities available-for-sale	542,573	325,544	542,573
Net loss per common share	(5.63)	(5.31)	(5.63)

March 31, 2011

	As initially reported	As Restated by Initial Restatement	As Restated by Second Restatement
Deferred tax asset	$-	$520,957	$-
Total current assets	2,515,424	3,036,381	2,515,424
Total assets	4,417,749	4,938,706	4,417,749
Deferred tax liability	-	520,957	-
Total liabilities	1,915,127	2,436,084	1,915,127
Income taxes (benefit)	850	(303,078)	850
Unrealized holding gain on securities available-for-sale	759,820	455,892	759,820
Net loss per common share	(1.62)	(1.19)	(1.62)

June 30, 2011

	As initially reported	As Restated by Initial Restatement	As Restated by Second Restatement
Deferred tax asset	$-	$486,290	$-
Total current assets	1,976,634	2,462,924	1,976,634
Total assets	3,676,951	4,163,241	3,676,951
Deferred tax liability	-	486,290	-
Total liabilities	3,712,164	4,198,454	3,712,164
Income taxes (benefit)	850	(268,411)	850
Unrealized holding gain on securities available-for-sale	673,153	403,892	673,153
Net loss per common share	(0.14)	(0.13)	(0.14)

The management of the Company has discussed with the Company’s independent registered public accounting firm the matters disclosed in this Item.

The Company’s financial statements as of and for the year ended December 31, 2010 and the three months ended March 31, 2011 reflecting the Second Restatements described above will be included in the Company’s next amendment to its Form 8-K/A originally filed with the Securities and Exchange Commission on May 4, 2011 and as amended on July 5, August 18, and October 6, 2011.  The financial statements for the period ended June 30, 2011  reflecting the Second Restatements described above will be included in the Company’s next amendment to its Form 10-Q for the period ended June 30, 2011 originally filed with the Securities and Exchange Commission on August 16, 2011 and as amended on October 6, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

7	Letter from EFP Rotenberg, LLP dated November 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2011	Emmaus Life Sciences, Inc.

	By:	/s/Yasushi Nagasaki.
	Name:	Yasushi Nagasaki.
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

7	Letter from EFP Rotenberg, LLP dated November 7, 2011